SLM Student Loan Trust 2004-7 Quarterly Servicing Report
Report Date: 06/30/2005 Reporting Period: 4/1/05-6/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		03/31/2005	Activity	06/30/2005

A	i	Portfolio Balance	$1,255,883,481.45	($143,815,421.70)	$1,112,068,059.75
	ii	Interest to be Capitalized	15,689,000.01		13,378,913.25

	iii	Total Pool	$1,271,572,481.46		$1,125,446,973.00

	iv	Specified Reserve Account Balance	3,178,931.20		2,813,617.43
	v	Capitalized Interest	2,000,000.00		2,000,000.00

	vi	Total Adjusted Pool	$1,276,751,412.66		$1,130,260,590.43

B	i	Weighted Average Coupon (WAC)	3.200%		3.204%
	ii	Weighted Average Remaining Term	121.22		118.90
	iii	Number of Loans	364,614		333,217
	iv	Number of Borrowers	195,717		179,798
	v	Aggregate Outstanding Principal Balance — T-Bill	$18,450,993.61		$16,068,733.40
	vi	Aggregate Outstanding Principal Balance — Commercial Paper	$1,253,121,487.85		$1,109,378,239.60

						% of		% of
	Notes			Spread	Balance 4/25/05	O/S Securities	Balance 7/25/05	O/S Securities

C	i	A-1 Notes	78442GMF0	-0.010%	$94,202,152.49	14.489%	$—	0.000%
	ii	A-2 Notes	78442GMG8	0.030%	438,000,000.00	31.618%	383,700,590.43	33.948%
	iii	A-3 Notes	78442GMH6	0.090%	260,000,000.00	18.769%	260,000,000.00	23.004%
	iv	A-4 Notes	78442GMJ2	0.150%	285,000,000.00	20.573%	285,000,000.00	25.215%
	v	A-5 Notes	78442GMK9	0.170%	156,273,000.00	11.281%	156,273,000.00	13.826%
	vi	B Notes	78442GML7	0.360%	45,287,000.00	3.269%	45,287,000.00	4.007%

	vii	Total Notes			$1,278,762,152.49	100.000%	$1,130,260,590.43	100.000%

	Reserve Account		04/25/2005	07/25/2005

D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$3,178,931.20	$2,813,617.43
	iv	Reserve Account Floor Balance ($)	$1,500,060.00	$1,500,060.00
	v	Current Reserve Acct Balance ($)	$3,178,931.20	$2,813,617.43

	Capitalized Interest Account		04/25/2005	07/25/2005

E	i	Current Capitalized Interest Account Balance ($)	$2,000,000.00	$2,000,000.00

	Asset/Liability		04/25/2005	07/25/2005

F	i	Total Adjusted Pool	$1,276,751,412.66	$1,130,260,590.43
	ii	Total Outstanding Balance Notes	$1,278,762,152.49	$1,130,260,590.43
	iii	Difference	$(2,010,739.83)	$0.00
	iv	Parity Ratio	0.99843	1.00000

II. 2004-7 Transactions from: 03/31/2005 through: 06/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$137,281,006.06
	ii	Principal Collections from Guarantor	11,002,772.36
	iii	Principal Reimbursements	312,844.62
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$148,596,623.04
B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$15,866.60
	ii	Capitalized Interest	(4,797,067.94)

	iii	Total Non-Cash Principal Activity	$(4,781,201.34)

C	Total Student Loan Principal Activity		$143,815,421.70

D	Student Loan Interest Activity
	i	Regular Interest Collections	$4,413,617.78
	ii	Interest Claims Received from Guarantors	187,821.47
	iii	Collection Fees/Returned Items	60,643.04
	iv	Late Fee Reimbursements	185,251.50
	v	Interest Reimbursements	58,728.73
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	4,649,435.57
	viii	Subsidy Payments	2,492,897.57

	ix	Total Interest Collections	$12,048,395.64

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$891.01
	ii	Capitalized Interest	4,797,067.94

	iii	Total Non-Cash Interest Adjustments	$4,797,958.95

F	Total Student Loan Interest Activity		$16,846,354.59

G	Non-Reimbursable Losses During Collection Period		$—

H	Cumulative Non-Reimbursable Losses to Date		$536.12

III. 2004-7 Collection Account Activity 03/31/2005 through 06/30/2005

A	Principal Collections
	i	Principal Payments Received	$24,052,462.92
	ii	Consolidation Principal Payments	124,231,315.50
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursements	271,714.58
	v	Reimbursements by Servicer	146.72
	vi	Re-purchased Principal	40,983.32

	vii	Total Principal Collections	$148,596,623.04

B	Interest Collections
	i	Interest Payments Received	$10,334,049.22
	ii	Consolidation Interest Payments	1,409,723.15
	iii	Reimbursements by Seller	150.38
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	58,229.86
	vi	Re-purchased Interest	348.49
	vii	Collection Fees/Return Items	60,643.04
	viii	Late Fees	185,251.50

	ix	Total Interest Collections	$12,048,395.64

C	Other Reimbursements		$164,093.72

D	Reserves in Excess of the Requirement		$365,313.77

E	Interest Rate Cap Proceeds		$0.00

F	Administrator Account Investment Income		$0.00

G	Investment Earnings for Period in Trust Accounts		$707,120.59

H	Funds borrowed from previous distribution		$0.00

I	Return funds borrowed for previous distribution		$0.00

J	Funds released from Capitalized Interest Account		$0.00

	TOTAL AVAILABLE FUNDS		$161,881,546.76

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,853,741.45)

K	NET AVAILABLE FUNDS		$160,027,805.31

L	Servicing Fees Due for Current Period		$887,477.91

M	Carryover Servicing Fees Due		$0.00

N	Administration Fees Due		$20,000.00

O	Total Fees Due for Period		$907,477.91

IV. 2004-7 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	03/31/2005	06/30/2005	03/31/2005	06/30/2005	03/31/2005	06/30/2005	03/31/2005	06/30/2005	03/31/2005	06/30/2005
INTERIM:
In School
Current	2.770%	2.770%	31,548	77,653	8.652%	23.304%	$105,392,182.03	$262,630,866.44	8.392%	23.616%

Grace
Current	2.770%	2.770%	124,286	38,831	34.087%	11.653%	487,597,921.72	160,644,421.16	38.825%	14.446%

TOTAL INTERIM	2.770%	2.770%	155,834	116,484	42.739%	34.957%	$592,990,103.75	$423,275,287.60	47.217%	38.062%
REPAYMENT
Active
Current	3.744%	3.678%	109,693	109,524	30.085%	32.869%	$386,388,258.29	$357,347,865.21	30.766%	32.134%
31-60 Days Delinquent	3.611%	3.556%	8,702	10,203	2.387%	3.062%	25,599,129.40	29,400,269.77	2.038%	2.644%
61-90 Days Delinquent	3.522%	3.532%	7,164	7,899	1.965%	2.371%	20,071,748.65	21,409,978.91	1.598%	1.925%
91-120 Days Delinquent	3.459%	3.523%	5,349	4,758	1.467%	1.428%	14,488,670.91	12,514,977.25	1.154%	1.125%
> 120 Days Delinquent	3.489%	3.489%	15,441	15,889	4.235%	4.768%	36,751,416.70	39,936,061.68	2.926%	3.591%

Deferment
Current	2.940%	2.853%	28,944	38,353	7.938%	11.510%	80,654,371.44	137,986,259.69	6.422%	12.408%

Forbearance
Current	3.552%	3.550%	30,442	26,169	8.349%	7.853%	91,718,300.09	81,191,851.17	7.303%	7.301%

TOTAL REPAYMENT	3.586%	3.471%	205,735	212,795	56.425%	63.861%	$655,671,895.48	$679,787,263.68	52.207%	61.127%
Claims in Process (1)	3.502%	3.449%	3,045	3,937	0.835%	1.182%	$7,221,482.22	$9,003,004.24	0.575%	0.810%
Aged Claims Rejected (2)	0.000%	3.370%	0	1	0.000%	0.000%	$0.00	$2,504.23	0.000%	0.000%
GRAND TOTAL	3.200%	3.204%	364,614	333,217	100.000%	100.000%	$1,255,883,481.45	$1,112,068,059.75	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months

(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase
*     Percentages may not total 100% due to rounding.

V. 2004-7 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	3.034%	178,220	$496,255,610.32	44.625%
- GSL - Unsubsidized	3.008%	126,831	442,600,364.04	39.800%
- PLUS Loans	4.176%	27,993	172,658,915.80	15.526%
- SLS Loans	5.313%	173	553,169.59	0.050%

- Total	3.204%	333,217	$1,112,068,059.75	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.160%	234,554	$880,571,448.95	79.183%
- Two Year	3.349%	62,056	145,905,272.38	13.120%
- Technical	3.409%	36,606	85,590,682.42	7.697%
- Other	3.370%	1	656.00	0.000%

- Total	3.204%	333,217	$1,112,068,059.75	100.000%

*     Percentages may not total 100% due to rounding.

VI. 2004-7 Interest Accruals

A	Borrower Interest Accrued During Collection Period		$7,232,574.26
B	Interest Subsidy Payments Accrued During Collection Period		2,262,736.42
C	SAP Payments Accrued During Collection Period		5,436,081.83
D	INV Earnings Accrued for Collection Period (TRUST ACCOUNTS)		707,120.59
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$15,638,513.10

G	Interest Rate Cap Payments Due to the Trust
			Cap

	i	Cap Notional Amount	$525,000,000.00

	ii	Libor (Interpolated first period)	3.16063%
	iii	Cap %	5.00000%

	iv	Excess Over Cap (ii-iii)	0.00000%

	v	Cap Payments Due to the Trust	$0.00

VII. 2004-7 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.007964093	4/25/05-7/25/05	3.15063%
B	Class A-2 Interest Rate	0.008065204	4/25/05-7/25/05	3.19063%
C	Class A-3 Interest Rate	0.008216870	4/25/05-7/25/05	3.25063%
D	Class A-4 Interest Rate	0.008368537	4/25/05-7/25/05	3.31063%
E	Class A-5 Interest Rate	0.008419093	4/25/05-7/25/05	3.33063%
F	Class B Interest Rate	0.008899370	4/25/05-7/25/05	3.52063%

VIII. 2004-7 Inputs From Prior Period 3/31/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,255,883,481.45
	ii	Interest To Be Capitalized	15,689,000.01

	iii	Total Pool	$1,271,572,481.46
	iv	Specified Reserve Account Balance	3,178,931.20
	v	Capitalized Interest	2,000,000.00

	vi	Total Adjusted Pool	$1,276,751,412.66

B	Total Note and Certificate Factor		0.847109192
C	Total Note Balance		$1,278,762,152.49

D	Note Balance 04/25/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B

	i	Current Factor	0.289852777	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$94,202,152.49	$438,000,000.00	$260,000,000.00	$285,000,000.00	$156,273,000.00	$45,287,000.00

	iii	Note Principal Shortfall	$2,010,739.83	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance		$3,178,931.20
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2004-7 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-K )		$160,027,805.31	$160,027,805.31

B	Primary Servicing Fees-Current Month		$887,477.91	$159,140,327.40

C	Administration Fee		$20,000.00	$159,120,327.40

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$750,234.66	$158,370,092.74
	ii	Class A-2	$3,532,559.18	$154,837,533.56
	iii	Class A-3	$2,136,386.27	$152,701,147.29
	iv	Class A-4	$2,385,033.03	$150,316,114.26
	v	Class A-5	$1,315,676.84	$149,000,437.42
	vi	Class B	$403,025.78	$148,597,411.64

	vii	Total Noteholder’s Interest Distribution	$10,522,915.76

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$94,202,152.49	$54,395,259.15
	ii	Class A-2	$54,299,409.57	$95,849.58
	iii	Class A-3	$0.00	$95,849.58
	iv	Class A-4	$0.00	$95,849.58
	v	Class A-5	$0.00	$95,849.58
	vi	Class B	$0.00	$95,849.58

	vii	Total Noteholder’s Principal Distribution	$148,501,562.06

F	Increase to the Specified Reserve Account Balance		$0.00	$95,849.58

G	Carryover Servicing Fees		$0.00	$95,849.58

H	Excess to Certificateholder		$95,849.58	$0.00

X. 2004-7 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B
	i	Quarterly Interest Due			$750,234.66	$3,532,559.18	$2,136,386.27	$2,385,033.03	$1,315,676.84	$403,025.78
	ii	Quarterly Interest Paid			750,234.66	3,532,559.18	2,136,386.27	2,385,033.03	1,315,676.84	403,025.78

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$94,202,152.49	$54,299,409.57	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			94,202,152.49	54,299,409.57	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$94,952,387.15	$57,831,968.75	$2,136,386.27	$2,385,033.03	$1,315,676.84	$403,025.78

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 6/30/05			$1,278,762,152.49
	ii	Adjusted Pool Balance 6/30/05			1,130,260,590.43

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$148,501,562.06

	iv	Adjusted Pool Balance 3/31/05			$1,276,751,412.66
	v	Adjusted Pool Balance 6/30/05			1,130,260,590.43

	vi	Current Principal Due (iv-v)			$146,490,822.23
	vii	Prior Period Principal Shortfall			2,010,739.83

	viii	Principal Distribution Amount (vi + vii)			$148,501,562.06

	ix	Principal Distribution Amount Paid			$148,501,562.06

	x	Principal Shortfall (viii - ix)			$—

C		Total Principal Distribution			$148,501,562.06
D		Total Interest Distribution			10,522,915.76

E		Total Cash Distributions			$159,024,477.82

F	Note Balances			04/25/2005	Paydown Factor	07/25/2005
	i	A-1 Note Balance	78442GMF0	$94,202,152.49		$—
		A-1 Note Pool Factor		0.289852777	(0.289852777)	0.000000000

	ii	A-2 Note Balance	78442GMG8	$438,000,000.00		$383,700,590.43
		A-2 Note Pool Factor		1.000000000	(0.123971255)	0.876028745

	iii	A-3 Note Balance	78442GMH6	$260,000,000.00		$260,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GMJ2	$285,000,000.00		$285,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	78442GMK9	$156,273,000.00		$156,273,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	B Note Balance	78442GML7	$45,287,000.00		$45,287,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$3,178,931.20
	ii	Deposits to correct Shortfall			$0.00
	iii	Total Reserve Account Balance Available			$3,178,931.20
	iv	Required Reserve Account Balance			$2,813,617.43

	v	Shortfall Carried to Next Period			$0.00
	vi	Excess Reserve — Release to Waterfall			$365,313.77
	vii	Ending Reserve Account Balance			$2,813,617.43

XI. 2004-7 Historical Pool Information

					2004
			4/1/05-6/30/05	1/1/05-3/31/05	7/28/04-12/31/04

Beginning Student Loan Portfolio Balance			$1,255,883,481.45	$1,360,411,159.05	$1,454,574,291.65

	Student Loan Principal Activity
	i	Regular Principal Collections	$137,281,006.06	$99,092,409.68	$96,424,299.90
	ii	Principal Collections from Guarantor	11,002,772.36	8,279,051.96	$1,366,595.92
	iii	Principal Reimbursements	312,844.62	381,683.87	$786,469.32
	iv	Other System Adjustments	0.00	0.00	$0.00

	v	Total Principal Collections	$148,596,623.04	$107,753,145.51	$98,577,365.14
	Student Loan Non-Cash Principal Activity				$—
	i	Other Adjustments	$15,866.60	$6,384.18	$34,555.18
	ii	Capitalized Interest	(4,797,067.94)	(3,231,852.09)	$(4,448,787.72)

	iii	Total Non-Cash Principal Activity	$(4,781,201.34)	$(3,225,467.91)	$(4,414,232.54)

(-)	Total Student Loan Principal Activity		$143,815,421.70	$104,527,677.60	$94,163,132.60

	Student Loan Interest Activity
	i	Regular Interest Collections	$4,413,617.76	$4,081,494.51	$6,950,216.92
	ii	Interest Claims Received from Guarantors	$187,821.47	$143,447.29	$19,337.11
	iii	Collection Fees/Returned Items	60,643.04	75,342.38	$67,887.36
	iv	Late Fee Reimbursements	185,251.50	209,641.11	$303,847.28
	v	Interest Reimbursements	58,728.73	50,650.15	$17,899.83
	vi	Other System Adjustments	0.00	0.00	$0.00
	vii	Special Allowance Payments	4,649,435.57	3,344,642.44	$1,334,759.96
	viii	Subsidy Payments	2,492,897.57	2,807,912.99	$2,075,965.34

	ix	Total Interest Collections	$12,048,395.64	$10,713,130.87	$10,769,913.80

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$891.01	$(463.92)	$(1,519.32)
	ii	Capitalized Interest	4,797,067.94	3,231,852.09	$4,448,787.72

	iii	Total Non-Cash Interest Adjustments	$4,797,958.95	$3,231,388.17	$4,447,268.40

	Total Student Loan Interest Activity		$16,846,354.59	$13,944,519.04	$15,217,182.20

(=)	Ending Student Loan Portfolio Balance		$1,112,068,059.75	$1,255,883,481.45	$1,360,411,159.05
(+)	Interest to be Capitalized		$13,378,913.25	$15,689,000.01	$29,137,771.02

(=)	TOTAL POOL		$1,125,446,973.00	$1,271,572,481.46	$1,389,548,930.07

(+)	Reserve Account Balance		$2,813,617.43	$3,178,931.20	$3,438,649.99

(+)	Capitalized Interest		$2,000,000.00	$2,000,000.00	$2,000,000.00

(=)	Total Adjusted Pool		$1,130,260,590.43	$1,276,751,412.66	$1,394,987,580.06

XII. 2004-7 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Oct-04	$1,425,803,681	16.17%

Jan-05	$1,375,459,998	13.40%

Apr-05	$1,271,572,481	17.13%

Jul-05	$1,125,446,973	22.26%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data